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                                                                    EXHIBIT 23

CONSENT OF PRICE WATERHOUSE

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-15787, 33-28428 and 33-33750), on Form
S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388 and 33-49820) and on Form S-4
(Nos. 33-808 and 33-15357) of Baxter International Inc. of our report dated February 10, 1994 appearing on page 48 of the Annual Report to Stockholders incorporated by reference herein. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 18 of this Form 10-K.


/s/ Price Waterhouse
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PRICE WATERHOUSE

Chicago, Illinois
March 21, 1994